UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 20, 2006

Western Goldfields, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Idaho
(State or Other Jurisdiction of Incorporation)

0-50894	38-3661016
(Commission File Number)	(IRS Employer Identification No.)
1575 DeLucchi Lane, Suite 116 Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

(775) 337-9433
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        On June 14, 2006, at the annual meeting of shareholders of Western Goldfields, Inc., an Idaho corporation (the ‘Company”), the shareholders of the Company, upon the recommendation of the Company’s Board of Directors, approved an amendment to the Company’s Articles of Incorporation to (i) increase number of shares of common stock authorized from 100,000,000 to 500,000,000 and (ii) change the number of directors to not less than three and not more than nine. As a result of this shareholder approval, the Company filed Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Idaho on June 20, 2006. A copy of the Articles of Amendment to the Articles of Incorporation is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

3.1.	Articles of Amendment to the Articles of Incorporation of Western Goldfields, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2006	Western Goldfields, Inc.
By: /s/ Brian Penny
Name: Brian Penny Title: Chief Financial Officer